UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Financial Officer.

On June 16, 2010, Integral Systems, Inc. (the “Company”) appointed Christopher B. Roberts, 55, to the office of Chief Financial Officer of the Company, effective June 28, 2010. In connection with Mr. Roberts’s appointment, the Company entered into an offer letter (the “Offer Letter”) with Mr. Roberts, outlining the terms of Mr. Roberts’s “at-will” employment with the Company.

Since 2007, Mr. Roberts has served as the Controller and Director of Contracts at Laguna Ventures, Inc., a private government contractor, where he is responsible for financial planning, forecasting, reporting and accounting management. Prior to joining Laguna Ventures, Mr. Roberts was the Finance Director for Pearson Analytic Solutions, Inc., a provider of professional services and IT systems to U.S. government defense and intelligence agency customers, a position he held from 2006 to 2007. In 1998 Mr. Roberts co-founded PixSell Inc., a professional service company specializing in geospatial information management systems and remote sensing, and served as Chief Executive Officer and Chief Financial Officer of PixSell Inc. from 1998 until 2005. Prior to that time, Mr. Roberts worked in financial management, contracts administration, business development and compliance positions for several technology companies in the Washington, D.C. area, including System Planning Corporation, CTA Incorporated and Atlantic Aerospace Electronics Corporation. Mr. Roberts holds a Masters of Science in Business Management degree from the Massachusetts Institute of Technology, a law degree from the University of Virginia School of Law and a Bachelor of Science degree from the Massachusetts Institute of Technology.

Under the terms of the Offer Letter, Mr. Roberts will receive a base salary of $200,000 per year and be eligible to participate in the Company’s Management Incentive Plan, with a target bonus of fifty percent of his base salary. Any actual bonus will be based on corporate and individual performance parameters, in accordance with the terms of the Management Incentive Plan. Subject to approval of the Compensation Committee of the Board of Directors, the Company will issue to Mr. Roberts options to purchase 30,000 shares of the Company’s common stock. Such stock options will be subject to the vesting restrictions and other terms and conditions set forth in the Company’s 2008 Stock Incentive Plan and the Company’s standard form of award agreement for options under that plan. In addition, Mr. Roberts is eligible to participate in the Company’s standard employee benefits program, which includes vacation and sick time, a 401(k) retirement plan and insurance benefits.

The preceding summary of the Offer Letter is qualified in its entirety by reference to the text of the Offer Letter, which is filed with this Current Report on Form 8-K as Exhibit 10.1.

There are no family relationships between Mr. Roberts and any director or executive officer of the Company, nor are there any arrangements or understandings between Mr. Roberts and any other persons pursuant to which Mr. Roberts was selected as Chief Financial Officer. Neither Mr. Roberts, nor any member of his immediate family, has been, or currently is, a party, directly or indirectly, to any transaction or currently proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release regarding Mr. Roberts’s appointment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Offer Letter between Christopher B. Roberts and Integral Systems, Inc., dated June 16, 2010.

99.1	Press Release, dated June 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: June 21, 2010	By:	/s/ R. Miller Adams
		Name:	R. Miller Adams
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter between Christopher B. Roberts and Integral Systems, Inc., dated June 16, 2010.

99.1	Press Release, dated June 21, 2010.